UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2006

HICKORY TECH CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN		56002-3248
(Address of principal executive offices)		(Zip Code)

(800) 326-5789
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On August 10, 2006, HickoryTech Corporation (“HickoryTech”) entered into an employment agreement with John W. Finke, its President and Chief Executive Officer.  Mr. Finke also serves as a director of HickoryTech.  The agreement is effective from August 1, 2006.  Mr. Finke is entitled to receive an initial annual base salary of $260,000 subject to review annually, a one-time stock option grant of 15,000 shares of HickoryTech stock effective on September 1, 2006, a supplemental retirement account which will be funded annually for a ten year period beginning on January 1, 2007 at an amount equal to ten percent of Mr. Finke’s base salary, and he is eligible to receive the benefits, perquisites and incentive compensation described in the agreement.  If Mr. Finke’s employment is terminated without cause or if he terminates for good reason (both as defined in the agreement), he is entitled to receive a severance allowance in an amount equal to 18 months of his then-current base salary.   Under the agreement, Mr. Finke is subject to a confidentiality provision and a two-year non-competition and non-solicitation provision following his termination from the company for any reason.  In the event of a change of control of HickoryTech and the occurrence of certain qualifying events specified in the Change of Control agreement, Mr. Finke will receive a benefit equal to 2.99 years of salary (the definition of change of control and all payment provisions are outlined in the March 30, 2005 Change of Control Agreement with Mr. Finke).  This summary is subject to the full text of the agreement, which is filed as Exhibit 10.1.

Item 8.01.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The HickoryTech Corporation Board of Directors (“HickoryTech Board”) approved Dale Parker’s request for a leave of absence from the HickoryTech Board.  Mr. Parker requested a leave of absence for personal reasons through December 31, 2006.  Mr. Parker has served as a director on the HickoryTech Board since April 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  August 16, 2006

HICKORY TECH CORPORATION

By:	/s/ John W. Finke
	Name:	John W. Finke
	Title:	President and Chief Executive Officer

By:	/s/ David A. Christensen
	Name:	David A. Christensen
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1.	Employment Agreement between HickoryTech Corporation and John W. Finke, President and Chief Executive Officer of HickoryTech Corporation dated August 10, 2006.